Exhibit 5.1
December 13, 2024
The PNC Financial Services Group, Inc.
The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, PA 15222-2401
Ladies and Gentlemen:
This opinion is issued in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of The PNC Financial Services Group, Inc. (the “Corporation”) to be filed with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) unsecured debt securities of the Corporation (“Debt Securities”), (ii) shares of the Corporation’s common stock, par value $5.00 per share (“Common Stock”), (iii) shares of the Corporation’s preferred stock, par value $1.00 per share (“Preferred Stock”), (iv) depositary shares representing fractional interests in shares of Preferred Stock (“Depositary Shares”) to be evidenced by depositary receipts to be issued pursuant to a Deposit Agreement (as defined below), (v) warrants of the Corporation to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares (“Warrants”), (vi) purchase contracts for the purchase or sale of Common Stock, Preferred Stock, Depositary Shares, Debt Securities or securities of a third party (“Purchase Contracts”) and (vii) units consisting of a combination of any other securities registered under the Registration Statement (“Units”), with an unspecified proposed maximum offering price (as permitted under the Securities Act) for such Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts and Units (collectively, “Securities”), plus an indeterminate number of shares of Common Stock, Preferred Stock and Depositary Shares and an indeterminate principal amount of Debt Securities, in each case issuable upon conversion, exchange or exercise of certain Securities or issuable upon the settlement of Purchase Contracts registered thereunder, as applicable. The prospectus contained in the Registration Statement is referred to herein as the “Base Prospectus.” The term “Prospectus” refers to the Base Prospectus and the applicable term sheet, free writing prospectus, prospectus supplement and/or Securities Exchange Act reports referenced in a prospectus supplement with respect to a particular offering of such Securities.
The Debt Securities will be issued, in the case of senior indebtedness, under the Indenture dated as of September 6, 2012, filed as Exhibit 4.19 to the Registration Statement on Form S-3 filed January 15, 2010, as amended by Post-Effective Amendment No. 1 filed on September 6, 2012 (Registration No. 333-164364), as supplemented by a First Supplemental Indenture dated as of April 23, 2021, filed as Exhibit 4.2 to the Form 8-K filed April 23, 2021 (as supplemented, the “Senior Indenture”) and, in the case of subordinated indebtedness, under the Indenture dated as of December 19, 2012, filed as Exhibit 4.25 to the Registration Statement on Form S-3 filed December 19, 2012 (Registration No. 333-185555), as supplemented by a First Supplemental Indenture dated as of April 28, 2014, filed as Exhibit 4.2 to the Form 8-K filed April 28, 2014, and as further supplemented by a Second Supplemental Indenture dated as of June 6, 2022, filed as Exhibit 4.3 to the Form 8-K filed June 6, 2022 (as supplemented, the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”). The Common Stock is to be issued under the Amended and Restated Articles of Incorporation of the Corporation, as amended to date (the “Articles of Incorporation”). Each series of Preferred Stock is to be issued under the Articles of Incorporation and a statement with respect to shares (a “Statement with Respect to Shares”) to be approved by the Board of Directors of the Corporation or a committee thereof and filed with the Bureau of Corporations and Charitable Organizations of the Department of State of the Commonwealth of Pennsylvania (the “Pennsylvania Department of State”). The Depositary Shares are to be issued under deposit agreements (the “Deposit Agreements”) to be entered into by the Corporation, a depositary to be named by the Corporation and the holders from time to time of depositary receipts evidencing Depositary Shares. The Warrants are to be issued under warrant agreements (the “Warrant Agreements”) to be entered into by the Corporation and warrant agents to be named by the Corporation. The Purchase Contracts are to be issued under purchase contract agreements (the “Purchase Contract Agreements”) to be entered into by the Corporation. The Units are to be issued under unit agreements, indentures or other agreements (the “Unit Agreements”) to be entered into by the Corporation and a unit agent or agents to be named by the Corporation. The Indentures, the Deposit Agreements, the Warrant Agreements, the Purchase Contract Agreements and the Unit Agreements are sometimes referred to herein collectively as the “Agreements.”
As Deputy General Counsel and Corporate Secretary of the Corporation, I have examined (i) the Articles of Incorporation, (ii) the Bylaws of the Corporation, as amended to date (the “Bylaws”), (iii) the Indentures, (iv) the Registration Statement, including the Base Prospectus and the exhibits being filed therewith and as of this date incorporated therein by reference, (v) the resolutions adopted by the Board of Directors of the Corporation at a meeting duly held on August 8, 2024 and (vi) such records, certificates and other documents relating to the Corporation that I have considered necessary or appropriate for purposes of this opinion.
In making such examination and rendering the opinions set forth below, I have assumed (i) the genuineness and authenticity of all signatures on original documents, (ii) the authenticity of all documents submitted to me as originals, (iii) the conformity to the originals of all documents submitted to me as certified, telecopied or reproduced copies and the authenticity of all originals of such documents and (iv) the accuracy, completeness and authenticity of certificates or letters of public officials.
Certain terms of the Securities to be issued by the Corporation from time to time will be approved by the Board of Directors of the Corporation or a committee thereof or certain authorized officers of the Corporation as part of the corporate action taken and to be taken (the “Corporate Proceedings”) in connection with the issuance of the Securities.
Based upon the foregoing, having regard for the legal considerations I deem relevant, and subject to the qualifications, limitations and assumptions stated herein, I am of the opinion that:
1.with respect to any Debt Securities, upon (a) the completion of all required Corporate Proceedings, (b) the due execution, authentication, issuance and delivery of such Debt Securities and (c) in the case of such Debt Securities issuable upon conversion or exercise of another Security, the issuance of such Debt Securities in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion or exercise as approved by the Corporate Proceedings, such Debt Securities will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms.
2.with respect to any Common Stock, upon (a) the completion of all required Corporate Proceedings, (b) the due execution, registration of issuance and delivery of certificates representing such Common Stock (if such Common Stock is certificated) and (c) in the case of Common Stock issuable upon conversion or exercise of another Security, the issuance of such Common Stock in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion or exercise as approved by the Corporate Proceedings, such Common Stock will be validly issued, fully paid and non-assessable.
3.with respect to any Preferred Stock, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Pennsylvania Department of State of a Statement with Respect to Shares relating to such series of Preferred Stock, (c) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock (if such Preferred Stock is certificated) and (d) in the case of Preferred Stock issuable upon conversion or exercise of another Security, the issuance of such Preferred Stock in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion or exercise as approved by the Corporate Proceedings, such Preferred Stock will be validly issued, fully paid and non-assessable.
4.with respect to any Depositary Shares, upon (a) the completion of all required Corporate Proceedings with respect to the issuance and terms of the Preferred Stock represented by such Depositary Shares, (b) the due authorization, execution and delivery of a Deposit Agreement establishing the terms of such Depositary Shares, (c) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Pennsylvania Department of State of a Statement with Respect to Shares in respect of such Preferred Stock, (d) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock (if such Preferred Stock is certificated) and the delivery of such shares to the depositary for deposit in accordance with the terms of the Deposit Agreement and (e) the due execution, registration of issuance and delivery of depositary receipts evidencing such Depositary Shares in accordance with the terms of the Deposit Agreement, such Depositary Shares will be validly issued, fully paid and non-assessable, and will entitle the holders thereof to the rights specified in the Deposit Agreement.
5.with respect to any Warrants, upon (a) the completion of all required Corporate Proceedings, (b) the due execution and delivery of the related Warrant Agreement and (c) the due execution, issuance and delivery of such Warrants, such Warrants will constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.
6.with respect to any Purchase Contracts, upon (a) the completion of all required Corporate Proceedings, (b) the due execution and delivery of the related Purchase Contract Agreement and (c) the due execution, issuance and delivery of the Purchase Contracts and any related pledge agreement, such Purchase Contracts will constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.
7.with respect to Units, upon (a) the completion of all required Corporate Proceedings, (b) the due execution and delivery of the related Unit Agreement and (c) the due execution, issuance and delivery of the Units, such Units will constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.
The opinions set forth in paragraphs 1, 4, 5, 6 and 7 as to the legality, validity, binding effect and enforceability of the provisions of such instruments and agreements are subject to (i) the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, receivership or other similar laws affecting creditors’ rights generally from time to time in effect, (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and (iii) insofar as they relate to indemnification provisions, the effect of federal and state securities laws and public policy relating thereto.
The foregoing opinions assume that (i) the Corporation will remain duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, (ii) the consideration designated in the applicable Corporate Proceedings for any Securities shall have been received by the Corporation, (iii) the execution of any Deposit Agreement, Warrant Agreement, Purchase Contract Agreement, Unit Agreement, Statement with Respect to Shares and Securities on behalf of the Corporation will be by an officer or officers of the Corporation authorized by the Corporate Proceedings, (iv) the Indentures have been, and any Deposit Agreement, Warrant Agreement, Purchase Contract Agreement and Unit Agreement shall have been, duly authorized, executed and delivered by all parties thereto, except that such assumption is not made as to the Corporation as of the date hereof, and each such party shall have complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such agreements or instruments against the Corporation and shall have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it, (v) the Registration Statement shall have become effective under the Securities Act and will continue to be effective, (vi) a prospectus supplement will have been prepared and filed with the Commission describing any Securities offered thereby, (vii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement, (viii) Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized and reserved for issuance upon such conversion, exchange or exercise, as applicable, (ix) the Indentures shall have been qualified under the Trust Indenture Act of 1939, as amended, and (x) at the time of the authentication and delivery of the Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law or in the Articles of Incorporation or Bylaws affecting the authorization, execution, delivery, validity or enforceability of such Securities or the Agreements, none of the particular terms of such Securities or Agreements will violate any applicable law or the Articles of Incorporation or Bylaws, and neither the issuance and sale of such Securities nor the compliance by the Corporation with the terms of such Securities or the Agreements will result in a violation of any issuance limit in the Corporate Proceedings, any agreement or instrument then binding upon the Corporation or any order of any court or governmental body having jurisdiction over the Corporation.
I express no opinion with respect to the enforceability of any agreement of the Corporation in any of the Agreements to submit to the jurisdiction of any specific federal or state court, to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive the right to trial by jury, to effect service of process in any particular manner or to establish evidentiary standards, and any agreement of the Corporation regarding the choice of law.
I express no opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and the federal securities laws of the United States of America that in my experience are generally applicable to a transaction of this type, and express no opinion with respect to any state securities or “blue sky” laws. This opinion speaks as of today’s date and is limited to present statutes, regulations and judicial interpretations as they presently have been interpreted to apply to transactions and matters addressed herein.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption “Legal Opinions” in the Prospectus included in Part I of the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,
/s/ Laura Gleason

Laura Gleason
Deputy General Counsel and Corporate Secretary